UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report
December 31, 2008
(Date of earliest event reported)

Callon Petroleum Company

(Exact name of registrant as specified in its charter)

Delaware	001-14039	64-0844345
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

200 North Canal St.
Natchez, Mississippi  39120
(Address of principal executive offices, including zip code)

(601) 442-1601
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers\

On April 18, 2008, Callon Petroleum Company entered into severance compensation agreements with Fred L. Callon, Chairman and Chief Executive Officer, B.F. Weatherly, Executive Vice President and Chief Financial Officer, Stephen F. Woodcock, Vice President, Thomas E. Schwager, Vice President, and Rodger W. Smith, Vice President and Treasurer.  On December 31, 2008 these severance agreements were amended as necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively “Section 409A”).  The amendments were primarily to clarify (i) when the executive officer’s employment will be deemed to have terminated and (ii) when the separation payment, if any, is to be made following termination of employment, including to defer the payment for six months and one day in situations where the payment would otherwise not be exempt from Section 409A and a delay would be required by Section 409A.

The foregoing description of the severance compensation agreements is not complete and is qualified in its entirety by reference to the full text of the agreements, copies of which are filed as Exhibits 10.1 and 10.2 respectively to this Current Report on Form 8-K and incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Title of Document

10.1	Amendment No. 1 to Severance Compensation Agreement executed on December 31, 2008 by and between Fred L. Callon and Callon Petroleum Company.

10.2	Form of Amendment No.1 to Severance Compensation Agreement by and between Callon Petroleum Company and its executive officers.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company

January 5, 2009	By:	/s/ B. F. Weatherly
B.F. Weatherly
Executive Vice President and
Chief Financial Officer

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Exhibit Index

Exhibit Number	Title of Document

10.1	Amendment No. 1 to Severance Compensation Agreement executed on December 31, 2008 by and between Fred L. Callon and Callon Petroleum Company.

10.2	Form of Amendment No. 1 to Severance Compensation Agreement by and between Callon Petroleum Company and its executive officers.

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